UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2022

Akouos, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39343	81-1716654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Summer Street Suite 200 Boston, MA	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 410-1818

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	AKUS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 17, 2022, Akouos, Inc., a Delaware corporation (“Akouos” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eli Lilly and Company, an Indiana corporation (“Parent”), and Parent’s wholly owned subsidiary, Kearny Acquisition Corporation, a Delaware corporation (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company in exchange for (a) $12.50 per Share, net to the stockholder in cash, without interest and less any applicable tax withholding (the “Cash Consideration”), plus (b) one non-tradable contingent value right (each, a “CVR”), which represents the contractual right to receive contingent payments of up to $3.00 per CVR, net to the stockholder in cash, without interest and less any applicable tax withholding, upon the achievement of certain specified milestones in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into with a rights agent (the “Rights Agent”) selected by Parent and reasonably acceptable to the Company (the Cash Consideration plus one CVR, collectively, the “Offer Price”).

Following the consummation of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will merge with and into the Company as provided in the Merger Agreement (the “Merger”), with the Company being the surviving corporation. The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), which permits completion of the Merger without a stockholder vote promptly following consummation of the Offer. At the effective time of the Merger (the “Effective Time”), each Share (other than (i) Shares held in the treasury of the Company or owned by Parent, Purchaser or any direct or indirect wholly owned subsidiary of Parent or Purchaser or (ii) Shares that are held by stockholders who are entitled to and properly demand appraisal for such Shares in accordance with Section 262 of the DGCL, but including each Share that is subject to vesting or forfeiture restrictions granted pursuant to a Company equity incentive plan, program or arrangement (“Company Restricted Stock”)) will be cancelled and converted into the right to receive the Offer Price from Purchaser (the “Merger Consideration”).

The obligation of Parent and Purchaser to consummate the Offer is subject to the condition that there be validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Shares that, together with the number of Shares, if any, then owned beneficially by Parent and Purchaser (together with their wholly owned subsidiaries) would represent a majority of the Shares outstanding as of the consummation of the Offer (the “Minimum Tender Condition”). The Minimum Tender Condition may not be waived by Purchaser without the prior written consent of the Company. The obligation of Purchaser to consummate the Offer is also subject to other customary conditions, including the expiration of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the absence of governmental injunctions or other legal restraints prohibiting the Merger or the Offer. In addition, the obligation of Purchaser to consummate the Offer is conditioned upon, among other things, the accuracy of the representations and warranties of the Company (subject to certain materiality exceptions), and material compliance by the Company with its covenants under the Merger Agreement. Consummation of the Offer is not subject to a financing condition.

The Merger Agreement provides for the following treatment of the Company’s equity awards:

●	at the Effective Time, each option to purchase Shares having an exercise price less than the Cash Consideration (each such option, a “Company Cash-Out Stock Option”) that is outstanding immediately prior to the Effective Time, whether or not vested, shall be canceled and converted into the right to receive (x) an amount in cash, without interest and less any applicable tax withholdings, equal to the product of (A) the total number of Shares subject to such Company Cash-Out Stock Option immediately prior to the Effective Time multiplied by (B) the excess, if any, of the Cash Consideration over the applicable exercise price per share under such Company Cash-Out Stock Option and (y) one CVR for each share of Common Stock subject to such Company Cash-Out Stock Option immediately prior to the Effective Time (without regard to vesting);

●	effective as of five business days prior to the date on which the closing of the Merger occurs (the “Closing Date”), or such other date (in no event later than two business days prior to the Closing Date) occurring prior to the Closing Date as may be determined by the board of directors of the Company (the “Company Board”) in its reasonable discretion (such date, the “Acceleration Date”), each then-outstanding and unexercised option to purchase Shares having an exercise price equal to or greater than the Cash Consideration (each such option, a “Company Exercisable Pre-Close Stock Option” and, together with the Company Cash-Out Stock Options, the “Company Stock Options”) shall vest in full and become exercisable up to and through the close of regular trading on the Nasdaq on the second business day following the Acceleration Date (such second Business Day, the “Last Exercise Date”) in accordance with the terms and conditions of such Company Exercisable Pre-Close Stock Option in effect on the date of the Merger Agreement, and such Company Exercisable Pre-Close Stock Options shall terminate and be of no further force or effect as of immediately prior to closing of the Merger if not exercised by the holder on or prior to the close of regular trading on the Last Exercise Date; and

●	at the Effective Time, each Share of Company Restricted Stock that is outstanding immediately prior to the Effective Time will vest in full as of immediately prior to the Effective Time and will be treated in the same manner as all other Shares of Common Stock.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser. The Company has agreed, among other things, to use commercially reasonable efforts to operate its business in the ordinary course until the time at which the Purchaser irrevocably accepts for purchase all Shares validly tendered (and not validly withdrawn) pursuant to the Offer (the “Acceptance Time”) and not to engage in specified types of transactions during such period. The Company has also agreed to customary non-solicitation restrictions, including not to solicit, facilitate or engage in discussions with third parties regarding other proposals for alternative business combination transactions involving the Company or change the recommendation of the Company Board to the Company’s stockholders regarding the Offer, in each case, except as otherwise permitted by the Merger Agreement, including to enter into an alternative transaction that constitutes a Superior Proposal (as defined in the Merger Agreement) in compliance with the Company Board’s fiduciary duties under applicable law and subject to payment of a termination fee. Parent and Purchaser have agreed to use reasonable best efforts to take actions that may be required in order to obtain antitrust approval of the proposed transaction, subject to certain limitations.

The Merger Agreement also includes customary termination provisions for both the Company and Parent, including, among others, the right of both parties to terminate for failure to consummate the Offer on or before February 14, 2023, which date shall be extended to April 15, 2023 if the closing condition regarding the expiration of the waiting period (and any extension thereof) under the HSR Act remains unsatisfied. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Company will be required to pay the Parent a termination fee of $17.5 million (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a Superior Proposal or the Company Board’s change of recommendation in favor of the Offer). The parties to the Merger Agreement are also entitled to specifically enforce the terms and provisions of the Merger Agreement.

The Company Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to, and in the best interests of, the Company and its stockholders, (ii) duly authorized and approved the execution and delivery of the Merger Agreement, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein, (iii) resolved that the Merger Agreement and the transactions contemplated thereby will be governed by and effected under Section 251(h) of the DGCL and (iv) resolved to recommend that the Company’s stockholders accept the Offer and tender their Shares pursuant to the Offer.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The assertions embodied in the representations and warranties included in the Merger Agreement were made solely for purposes of the contract among the Company, Purchaser and Parent and are subject to important qualifications and limitations agreed to by the Company, Purchaser and Parent in connection with the negotiated terms, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties. Moreover, some of those representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Purchaser and Parent rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and this subsequent information may or may not be fully reflected in public disclosures by the Company or Parent.

Tender and Support Agreements

On October 17, 2022, in connection with the execution and delivery of the Merger Agreement, Emmanuel Simons (President and Chief Executive Officer of the Company), and stockholders affiliated with each of 5AM Ventures and New Enterprise Associates (collectively, the “Support Stockholders”), solely in their respective capacities as stockholders of the Company, each entered into a tender and support agreement (collectively, the “Tender and Support Agreements”) with Parent and Purchaser, pursuant to which each Support Stockholder agreed, among other things, (i) to tender all of the Shares held by such Support Stockholder (the “Subject Shares”) in the Offer, subject to certain exceptions (including the valid termination of the Merger Agreement), (ii) to vote against other proposals to acquire the Company and (iii) to certain other restrictions on its ability to take actions with respect to the Company and its Shares. The Support Stockholders collectively beneficially own approximately 26% of the outstanding Shares as of October 14, 2022.

The foregoing description of the Tender and Support Agreements is qualified in all respects by reference to the full copies of the Tender and Support Agreements, which are attached as Exhibits 2.2, 2.3 and 2.4 hereto and incorporated by reference herein.

Contingent Value Right Agreement

At or prior to the Acceptance Time, Purchaser, Parent and the Rights Agent will enter into the CVR Agreement. Each holder of Shares, including holders of Shares of Company Restricted Stock, and Shares received in respect of Company Exercisable Pre-Close Stock Options that were exercised prior to the Last Exercise Date, will be entitled to one CVR for each Share outstanding (i) that the Purchaser accepts for payment from such holder pursuant to the Offer or (ii) owned by or issued to such holder as of immediately prior to the Effective Time and converted into the right to receive the Merger Consideration pursuant to the Merger Agreement. Each holder of a Company Cash-Out Stock Option, whether or not vested, will be entitled to one CVR for each Share subject to such Company Cash-Out Stock Option. The CVRs are contractual rights only and not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Purchaser or Company or any of their affiliates.

Each CVR represents a non-tradable contractual contingent right to receive the following cash payments, without interest and less any applicable tax withholding (the “Milestone Payments”) if the following milestones (the “Milestones”) are achieved:

●	$1.00 per CVR in cash, without interest and less any applicable tax withholding, payable upon the occurrence of the fifth (5th) human participant being administered with AK-OTOF (as defined in the CVR Agreement) in a Phase 1 clinical trial or Phase 1/2 clinical trial globally (the “AK-OTOF Phase 1 Milestone”), if the AK-OTOF Phase 1 Milestone is achieved prior to both (i) 12:00 a.m. ET on January 1, 2025 and (ii) the termination of the CVR Agreement;

●	$1.00 per CVR in cash, without interest and less any applicable tax withholding, payable upon the occurrence of the fifth (5th) human participant being administered with a Second Program Product (as defined in the CVR Agreement) in a Phase 1 clinical trial or Phase 1/2 clinical trial globally (the “Second Program Phase 1 Milestone”), if the Second Program Phase 1 Milestone is achieved prior to both (i) 12:00 a.m. ET on January 1, 2027 and (ii) the termination of the CVR Agreement; and

●	$1.00 per CVR in cash, without interest and less any applicable tax withholding, payable upon the earlier to occur of (i) the occurrence of the first (1st) participant being administered with a Registration Study Product (as defined in the CVR Agreement) in a Phase 3 clinical trial globally and (ii) the receipt of approval of a biologics licensing application by the U.S. Food and Drug Administration for the Registration Study Product (the “Registration Study Milestone”), if the Registration Study Milestone is achieved (a) at or prior to 11:59 p.m. ET on December 31, 2026 and (b) before the termination of the CVR Agreement; if the Registration Study Milestone is not achieved at or prior to 11:59 p.m. ET on December 31, 2026, such payment shall be reduced by 1/24th (or approximately 4.2 cents) and will thereafter be reduced by 1/24th (or approximately 4.2 cents) per calendar month until 12:00 a.m. ET on December 1, 2028 (at which point the CVR will expire).

There can be no assurance that any Milestone will be achieved prior to its expiration or termination of the CVR Agreement, or that payment will be required of Parent with respect to any Milestone.

The foregoing description of the CVR Agreement is qualified in all respects by reference to the full text of the form of the agreement, a copy of which is attached as Exhibit 2.5 hereto and incorporated by reference herein.

Item 8.01 Other Events.

On October 18, 2022, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

*****

Additional Information and Where to Find It

The Offer for the outstanding Shares has not yet commenced. This filing is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the Offer materials that Parent and Purchaser will file with the SEC upon commencement of the Offer. A solicitation and offer to buy Shares will only be made pursuant to the Offer materials that the Parent and Purchaser intend to file with the SEC. At the time the Offer is commenced, Parent and Purchaser will file Offer materials on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF THE COMPANY SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES IN THE OFFER. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the solicitation/recommendation statement, will be made available to all stockholders of the Company at no expense to them at the Company’s website at www.akouos.com and (once they become available) will be mailed to the Company’s stockholders free of charge. The information contained in, or that can be accessed through, the Company’s website is not a part of, or incorporated by reference herein. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the solicitation/recommendation statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other Offer documents, as well as the solicitation/recommendation statement, Parent and the Company file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Parent and the Company with the SEC for free on the SEC’s website at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectations of the Company and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding: the proposed acquisition of the Company; prospective performance, future plans, events, expectations, objectives and opportunities and the outlook for the Company’s business; potential contingent consideration amounts and terms; the commercial success of the Company’s product candidates and ongoing clinical and preclinical development; the anticipated timing of clinical data; the possibility of unfavorable results from clinical trials; filings and approvals relating to the proposed acquisition of the Company; prospective benefits of the proposed acquisition of the Company; the expected timing of the completion of the proposed acquisition of the Company; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties including, among others, uncertainties as to the timing of the Offer and the completion of the proposed acquisition of the Company; uncertainties as to how many of the Company’s stockholders will tender their Shares in the Offer; the possibility that various closing conditions for the proposed acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effects of the proposed acquisition (or the announcement thereof) on the trading price of the Common Stock; relationships with associates, customers, other business partners and key third parties, or governmental entities; transaction costs; risks that the proposed acquisition disrupts current plans and operations of the Company or adversely affects employee retention; the risk that the proposed acquisition of the Company will divert management’s attention from ongoing business operations; changes in the Company’s businesses during the period between announcement and closing of the proposed acquisition; any legal proceedings that may be instituted related to the proposed acquisition; and other risks and uncertainties, including those identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which is filed with the SEC and available at www.sec.gov, and other filings that the Company may make with the SEC in the future. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected or anticipated in these forward-looking statements.

Any forward-looking statements made by the Company in this filing speak only as of the date hereof. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1*	Agreement and Plan of Merger, dated as of October 17, 2022, by and among Akouos, Inc., Eli Lilly and Company and Kearny Acquisition Corporation.

2.2	Tender and Support Agreement, dated October 17, 2022, by and among Eli Lilly and Company, Kearny Acquisition Corporation, and Emmanuel Simons.

2.3	Tender and Support Agreement, dated October 17, 2022, by and among Eli Lilly and Company, Kearny Acquisition Corporation, 5AM Ventures V, L.P., and 5AM Opportunities I, L.P.

2.4	Tender and Support Agreement, dated October 17, 2022, by and among Eli Lilly and Company, Kearny Acquisition Corporation, New Enterprise Associates 16, L.P., and NEA Ventures 2018, L.P.

2.5	Form of Contingent Value Right Agreement, by and among Eli Lilly and Company, Kearny Acquisition Corporation and a rights agent selected by Eli Lilly and Company and reasonably acceptable to Akouos, Inc.

99.1	Joint Press Release, dated October 18, 2022, issued by Akouos, Inc. and Eli Lilly and Company.

104	Cover Page Interactive Data File (embedded within XBRL document)

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or similar attachment to Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akouos, Inc.

By:	/s/ Emmanuel Simons
Name: Emmanuel Simons, Ph.D., M.B.A.
Title: President and Chief Executive Officer

Dated: October 18, 2022